Exhibit 99.1

A-Mark Precious Metals Provides Financial Guidance for Fiscal Third Quarter 2021

El Segundo, CA – February 25, 2021 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK) (A-Mark), a leading fully integrated precious metals platform, has provided guidance for its fiscal third quarter ending March 31, 2021 in connection with the proposed underwritten offering of its common stock announced on February 24, 2021.

Fiscal Third Quarter 2021 Financial Guidance

The Company expects net income before provision for income taxes in the range of $29 million and $32 million, representing an increase of approximately 116% to 139% compared to $13.4 million in the same year-ago period.

The Company expects net income attributable to the Company in the range of $22 million and $25 million, representing an increase of approximately 95% to 121% compared to $11.3 million in the same year-ago period.

The Company expects net income attributable to the Company per diluted share in the range of $2.90 and $3.20, representing an increase of approximately 80% to 99% compared to $1.61 in the same year-ago period.

The estimates above do not reflect the acquisition of JM Bullion, which is expected to close in the fiscal third quarter.

A-Mark plans to report complete financial results for the fiscal third quarter of 2021 in May 2021. A-Mark will announce earnings call details the week prior to the event.

Management Commentary

“Our financial guidance reflects the strong performance we have achieved so far in the third quarter and our outlook for the balance of the period, which continues to be driven by elevated demand for precious metals products,” said A-Mark CEO Greg Roberts. “Our performance over the last several quarters demonstrates the strength of our vertically integrated platform, including our mint relationships, logistics capabilities and customer relationships. Our team has executed exceptionally well to maximize our performance and take advantage of the increase in market activity and secular tailwinds that are driving the precious metals industry growth.”

Proposed Public Offering

The guidance above is being provided in connection with the proposed underwritten offering of 2,800,000 shares of the Company’s common stock, including 2,500,000 shares by the Company and 300,000 shares by certain stockholders of the Company, with a proposed overallotment option of 420,000 shares. The Company currently intends to use the net proceeds of the sale of shares by the Company to fund a portion of the consideration payable in connection with the previously announced acquisition of JM Bullion, Inc., and other general corporate purposes. The actual amount of any securities to be issued, and the terms of those securities, will be determined at the time of sale.

A registration statement relating to the sale of securities in the offering has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents we have filed with the SEC for more complete information about us and the offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling 1-800-332-5915. In addition, copies of the preliminary prospectus and preliminary prospectus supplement and may be accessed by the following link: https://www.sec.gov/Archives/edgar/data/1591588/000110465921027075/tm217611d1_s3a.htm

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About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading full-service precious metals company and wholesaler of gold, silver, platinum and palladium bullion and related products. The company’s global customer base includes sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers. The company conducts its operations through three complementary segments: Wholesale Sales and Ancillary Services, Secured Lending, and Direct Sales.

A-Mark is headquartered in El Segundo, California, with offices and facilities in Los Angeles, California, Vienna, Austria, Las Vegas, Nevada, and Winchester, Indiana. For more information, visit www.amark.com.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to the preliminary guidance for the Company’s third fiscal quarter, the proposed underwritten offering and the acquisition of JM Bullion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Actual results for the third fiscal quarter may differ, and the Company may be unsuccessful in conducting the underwritten offering, or in consummating the acquisition of JM Bullion, on the terms presently contemplated or at all. Future risks, uncertainties, and circumstances, individually or in the aggregate, could cause actual results or event to differ materially from those expressed in or implied by the statements in this press release. Factors that could cause actual results to differ include the following: changes in consumer demand and preferences for precious metal products; the effects of the COVID-19 pandemic and the eventual return to normalized business and economic conditions; the state of the financial and capital markets generally, and as they relate to A-Mark in particular; the reaction of customers, competitors and investors to the announcement of the underwritten offering and the JM Bullion acquisition; and the strategic, business, economic, financial, political and governmental risks described in in the company’s public filings with the Securities and Exchange Commission, including the Company’s registration statement on Form S-3 (No. 333-249060) filed with the SEC on February 24, 2021. We undertake no intent or no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Thor Gjerdrum, President

A-Mark Precious Metals, Inc.

1-310-587-1414

thor@amark.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

1-949-574-3860

AMRK@gatewayir.com

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